                                                                   David M. Otto
                                                        Email: dotto@ottolaw.com



                                February 11, 2000


VIA OVERNIGHT MAIL


Richard Wulff, Chief
Office of Small Business
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Mail Stop 3-4
Washington, D.C.  20549

        Re:    Sunhawk.com Corporation
               Registration Statement on Form SB-2
               File No. 333-80849

Dear Mr. Wulff:

We are writing to request the withdrawal of our previous request for confidential treatment of the following exhibits.


10.2 Distribution Agreement dated May 18, 1998 by and between Sunhawk.com Corporation and Warner Bros. Publications U.S. Inc., as amended,

10.3 Distribution Agreement dated as of June 12, 1998 by and between EMI Christian Music Publishing and Sunhawk.com Corporation, and

10.4 Music Conversion Agreement dated as of April 1, 1998 by and between Sunhawk.com Corporation and International Music Engraving Company, as amended.

Should you have any additional comments or questions, please feel free to contact the undersigned.



                                    Sincerely,

                                    THE OTTO LAW GROUP, P.L.L.C.



                                    David M. Otto


cc:     Stephan Stein
        Stuart Sieger, Esq.
        Tricia Parks-Holbrook
        Carol Sherman, Esq.
        Aaron L. Autajay
        Michael Coco, Esq.
        Jason Wilder
        Client file

                                                                    EXHIBIT 10.2


                      WARNER BROS. PUBLICATIONS U.S. INC.
                             15800 N.W. 48th Avenue
                             Hialeah, Florida 33014


                              Dated: May 18, 1998


SUNHAWK CORPORATION
318 Terry Avenue North
Seattle, WA 98109

Gentlepersons:

The following, when signed by you and by us, will constitute the agreement pursuant to which we have granted you a nonexclusive license to distribute copies of printed editions included in our catalog from time to time (but, in each instance, only for such periods of time as we ourselves have the right to distribute such editions) ("EDITIONS") via your internet website (currently located at "http://www.sunhawk.com") (the "WEBSITE"):

1.   TERM:

     1.1. The Term of this Agreement shall be deemed to have commenced as of the above date and shall continue in effect to and including December 31, 2007 (subject to possible earlier termination as provided below.)

     1.2. Such Term shall be subject to early termination at our election by notice to you upon the occurrence of any of the following events of default:

          1.2.1. The voluntary filing by you of any bankruptcy or insolvency proceeding, or the filing of bankruptcy or insolvency proceedings against you, or any other creditors' proceedings seeking control of your stock and/or assets, which are not dismissed within one hundred twenty (120) days thereafter;

          1.2.2. Your failure to account to us and/or to pay us amounts due hereunder which failure is not cured within ten (10) business days following your receipt of notice from us demanding the same;

          1.2.3. Any other breach of this Agreement not cured by you in the manner prescribed in Paragraph 11.2, below; or

Sunhawk Corporation
Distribution Agreement
May 18, 1998


            1.2.4. In the event that Marlin Eller and Brent Mills shall no longer be actively in charge of the day to day operations of your company, it being understood and agreed that notice of termination pursuant to this Section
1.2.4 must be given within six (6) months following our receipt of notice that both Messrs. Eller and Mills are no longer actively in charge of such day to day operations (provided that the latter notice shall have been given to us within ten [10] days following the first day upon which neither Mr. Eller nor Mr. Mills is actively in charge).

2.    TERRITORY:

      The Territory covered by this Agreement shall be the world, provided, however, that in any instance in which our print and/or digital/internet rights with respect to a specific Edition and/or any composition(s) contained herein are less than worldwide, your rights hereunder shall be limited to those territories in respect of which we have the right to distribute such Edition and/or component composition(s).

3.    GRANT OF RIGHTS/RESTRICTIONS/PROCEDURES/COSTS OF CONVERSION AND OPERATION:

      3.1   Grant of Rights/Restrictions:

            3.1.1. Subject in each instance to (1) possible territorial limitations as provided in Section 2, above, (2) any and all requirements and/or restrictions as to time, content, and the manner of distribution contained in the agreements through which the rights granted to you hereunder have been or may hereafter be derived, and (3) our prior written consent (which consent shall not be unreasonably withheld) as to each and every specific Edition, you shall have the nonexclusive right to advertise, promote and sell or electronically distribute Editions solely via the Website within the Territory during the Term (as well as the right after the Term to fulfill orders placed during the Term but not fulfilled prior to the expiration of the Term.)


            3.1.2 In each instance in which we give our written consent pursuant to Section 3.1.1, above, we shall inform you as to any time, content and/or manner restrictions applicable to the Edition(s) covered by the consent. In addition, in any instance in which we lose our rights with respect to a specific Edition, or our rights with respect to such Edition are further limited, we shall so notify you.

      3.2.  Distribution Methods and Procedures:

            3.2.1. At your election, you may distribute the Editions on (I) a "HARD COPY FULFILLMENT" basis (i.e., where consumers order hard copies from you via the Website, you

Sunhawk Corporation
Distribution Agreement
May 18, 1998


forward such orders to us, and we fulfill such orders), the procedure for which is described in paragraph 5.3, below, or (ii) on an "ELECTRONIC DISTRIBUTION" basis (i.e., where consumers download their copies directly from the Website.)

     3.2.2.   Preparation For Electronic Distribution;
              Disposition of Electronic Files; Post-Term Uses:

              (A) We will establish a procedure under which we will supply you with an approved text of and, in the event (and to the extent) that we elect to prepare the same, an electronic version with information concerning the coding of, each Edition to be distributed by you hereunder. In addition, we shall provide editorial/marketing advice to you to assist you to select and prioritize Editions to be distributed hereunder.

               (B) You shall have the right to convert Editions approved by us into electronic formats suitable for electronic distribution;

               (C) The entire cost of such conversion shall be borne by you, including, but not limited to, translating and electronic coding of each Edition.

               (D) At the end of the Term (whether by expiration or by early termination), you shall immediately discontinue all distribution activities with respect to Editions (except for the completion of transactions commenced prior to such termination), and remove all electronic file copies of Editions from the Website file server(s).

               (E) Within ten (10) days thereafter, you shall deliver to us electronic copies of all files of Edition(s) so converted by you, together with an affidavit sworn to by a responsible corporate officer attesting to your discontinuance of all distribution activities with respect to the Editions and your removal of all electronic file copies of Editions from the Website file server(s), it being understood and agreed that you may retain archival copies of Editions previously distributed by you hereunder. However, in the event that such termination is pursuant to paragraph 1.2.4, above, such archival copies shall be destroyed and we shall be provided with an affidavit sworn to by a responsible corporate officer attesting to such destruction.

               (F) We understand and agree that such electronic files may incorporate technological elements which are proprietary in nature (whether or not the same have been covered by patent(s), trademark(s), trade secrets or other statutory protection(s)), that as between you and us, such technological elements are and will remain your property (unless, and to the extent that, such technological elements become public domain), and that (if and to the extent

Sunhawk Corporation
Distribution Agreement
May 18, 1998


that you notify us thereof at or prior to the time of delivery of the electronic file copies described above) we shall not utilize such technological elements thereafter except pursuant to a written agreement between you and us, provided, however, that if (and to the extent that) you permit any third party to utilize such technological elements from time to time, you shall notify us thereof and you shall make the same technological elements available to us upon the same terms and condition as are offered to such third party.

           3.2.3.  Separate Sub-Page:

                   (A) You shall develop and maintain at all times during the Term a separate sub-page within the Website entitled MUSIC FROM WARNER BROS. PUBLICATIONS, (the "SUB-PAGE") which shall be utilized solely for the purposes of this Agreement.

                   (B) The Sub-Page shall be designed by you and such design and any subsequent modifications thereto shall be subject in each instance to our prior written approval, which may be obtained by you via fax (and shall be deemed to have been given in any instance in which we do not disapprove via fax within five (5) business days following our receipt of the material for which approval is sought).

                   (C) The Sub-Page shall include such trademarks, service marks, and artwork as may be specified by us by notice to you, or approved in writing by us, from time to time, and shall be made available for our and Warner/Chappell Music, Inc.'s use as a linking page to our and/or their website(s).

           3.2.4. Electronic distribution shall be under such publisher imprints as we shall specifically designate by notice to you in each instance, it being understood and agreed that each electronically distributed Edition shall be formatted to include such trademarks and/or copyright notices as we may specify from time to time, so that such information is made part of each electronic distribution.

           3.2.5. Each Edition which is made available for electronic distribution shall be offered only in such specific format(s) as we shall supply, and, unless we specifically notify you to the contrary, the downloadable file of each such Edition shall include a playback feature which incorporates a midi file arrangement based solely upon the musical content of the subject Edition.

     3.3. All costs of operating and maintaining the Website (including the Sub-Page), and all costs of distribution, advertising, marketing, promotion and sale of Editions by you shall be borne by you.

Sunhawk Corporation
Distribution Agreement
May 18, 1998

4.   LINKS:

     4.1. You will assist us in the establishment of a reasonable number of site-to-site Internet LINKS FROM other websites to the Website, including, but not limited to, links from music dealers, various Warner Music Group websites, and, specifically (and without limiting the generality of the foregoing) from the websites of Warner/Chappell Music, Inc. ("WCMI") and/or us.

     4.2. We and WCMI will provide (and maintain at all times during the Term of this Agreement) highly visible banner ad and song links from all present and/or future websites controlled by either or both of us, including, but not limited to, www.warnerchappell.com, and we shall use best efforts to obtain the same ads and links on www.warnerbros.com. Such banner ad and song links will be at least as prominent as the banner and song links provided by WCMI or us to other distributors of Editions, if any, publicized on any present and/or future websites controlled by WCMI and/or us.

     4.3. You will also provide (and maintain at all times during the Term of this Agreement) links from your present and/or future website(s) to all websites referred to in paragraph 4.2, above.

5.   ROYALTIES:

     5.1. Electronic Distribution of Editions:

          5.1.1. In consideration of the foregoing, you hereby agree to pay us sixty-five percent (65%) of your "GROSS RECEIPTS" (as defined in paragraph 5.4.1., below) from the electronic distribution of Editions.

          5.1.2. However, in the event that you (I) pay a higher royalty rate in respect of electronic distribution to any other "MUSIC PUBLISHER" (as defined in para. 5.4.2. below) during the Term, or (ii) issue shares of your common stock ("COMMON STOCK"), or grant any option, warrant or other security exercisable for or convertible into shares of Common Stock, representing more than ten percent (10%) of the then-issued and outstanding shares of Common Stock, to any other Music Publisher, you will promptly notify us and we shall have the right, in our sole discretion, to accept all of the terms of your agreement with such Music Publisher in lieu of the provisions hereof with respect to royalty rates, music conversion costs (if any), and rights to an equity interest in you, effective as of the date of your agreement with such Music Publisher.

Sunhawk Corporation
Distribution Agreement
May 18, 1998


     5.2.  Electronic Distribution of Third Party Editions:

           In addition, you hereby agree to pay us amount equal to ten percent (10%) of the royalties paid by you to third parties with respect to the electronic distribution of editions of "popular" musical compositions pursuant to agreements between you (or any person, firm or corporation directly or indirectly owned or controlled by you) and any other "MUSIC PUBLISHER" (as defined in paragraph 5.45, below.)

     5.3.  Hard Copy Fulfillment:

           5.3.1. With respect to hard copy fulfillment, orders shall be received by you and the sale/credit card transaction shall be completed by you. Such order shall be transmitted to us for fulfillment and we shall credit your account with a distribution fee equal to twenty percent (20%) of the retail selling price of each copy sold, paid for and not returned.

           5.3.2. It is understood and agreed that in the event that you forward a hard-copy order to us and we do not then have the item(s) ordered in stock, you will first authorize the purchase utilizing the prospective buyer's credit card, and you will settle the sale and complete the credit transaction after we fulfill the order (and notify you thereof).

     5.4.  Definitions:

           5.4.1.  "GROSS RECEIPTS":

                   (A) "GROSS RECEIPTS" means the gross amount of monies actually received by you, or credited to your account, in respect of electronic distribution of Editions, less any taxes, discounts, reasonable credit card transaction fees and/or credits actually paid or borne by you. (In the context of this paragraph 5.4.1, "you" shall include any parent, subsidiary or affiliated entity or any other person, firm or corporation directly or indirectly controlled by you which receives monies on your behalf by reason of the electronic distribution of Editions via the Website.) In addition, you may deduct a credit card transaction fee not to exceed $.50 per transaction, a credit card transaction rate of 5%, and a "music lover's club discount" of 5%.

                   (B) Notwithstanding the foregoing, a minimum level of "Gross Receipts" shall be established by mutual written agreement for each classification of Edition prior to your first distribution thereof. Such minimum shall be based on our then-standard price parameters for similar printed versions of each classification of Editions and shall take into consideration the value-added features of the downloadable Edition.

     5.4.2. "MUSIC PUBLISHERS" means any of the following music publishers (as well as any subsidiary and affiliated companies, except where indicated below):

             - EMI Music (but excluding EMI's Christian music publishing division);

             -  PolyGram Music

             -  BMG Music

             -  MCA Music

             -  Rondor Music

             -  Sony Music

6.   FUTURE STOCK ISSUANCE/REGISTRATION RIGHTS/DIRECTORSHIP:

     6.1. In consideration of the covenants and agreements undertaken by us hereunder, you agree to issue to us 415,543 unregistered shares of Common Stock (the "SHARES"), as adjusted from time to time in the event of any stock split, stock dividend, or similar recapitalization, upon the closing of a firmly underwritten public offering of Common Stock, or the private sale (or other disposition) of 15% or more of the Common Stock then authorized and outstanding. You warrant and represent that 20,000,000 shares of Common Stock are authorized, and that of such shares 3,739,894 are presently issued and outstanding.

     6.2. We acknowledge that the Shares will not be registered under the Securities Act of 1933, as amended (the "ACT"), or applicable state securities laws. We further acknowledge that we will be required to bear the economic risks of our investment in the Shares for an indefinite period of time because we will be unable to sell, transfer or assign the Shares except in compliance with the registration provisions of the Act and applicable state securities laws, or with an opinion of counsel reasonably satisfactory to you that registration under the Act and applicable state securities laws is not required for lawful disposition of the Shares. We consent to the placement of a legend on the certificates for the Shares indicating our investment intent and the restrictions on transfer of the Shares, and also to the placement of a "stop transfer" order on your stock transfer books until such time as the Shares may be lawfully resold or distributed.

     6.3. If you receive a written request from us, at any time after the later of (I) the expiration of any "lock-up" period or (ii) 180 days following the closing of a firmly underwritten public offering of Common Stock, that you register all or a part of the Shares for resale to us, then you will, as soon as practicable, use your best efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of the Shares as are specified in our request. We agree to furnish you with such information, including information relating to our plan of distribution of the Shares, as you may request by written notice to us, and to enter into customary indemnification covenants with you, in connection with such registration.

Sunhawk Corporation
Distribution Agreement
May 18, 1998


                6.3.1. If your Board of Directors determines in good faith that such registration would be seriously detrimental to you and that it is essential to defer the filing of such registration statement, then you shall have the right to defer such filing for a period of not more than 180 days after the receipt of the request from us, provided that you shall not defer your obligation in this manner more than twice in any twelve-month period.

                6.3.2. You shall not be obligated to effect, or to take any action to effect, any registration pursuant to para. 6.3 after you have initiated two such registrations.

        6.4 Brent Mills and Marlin Eller will vote (or cause to be voted) their shares of Common Stock (as well as the shares of Common Stock held by any person owned or controlled, directly or indirectly, by either or both of Messrs. Mills and Eller) for the election of an individual to be designated by us as a nominee to your Board of Directors at each election of directors held while we own shares representing at least two percent (2%) of the outstanding Common Stock. It is understood and agreed that we will be entitled to nominate one person to serve as a member of your Board of Directors at any given time, irrespective of whether you implement a staggered Board or if, for any other reason, there is an election of directors during our nominee's tenure in office. By their signatures below, Messrs. Mills and Eller accept the obligations of the para. 6.3.1 insofar as the same apply to shares directly or indirectly owned or controlled by either or both of them.

7.      ACCOUNTING AND PAYMENT/AUDIT/SUIT:

        7.1. You shall keep true and accurate books of account concerning transactions under this Agreement, and you shall deliver an accounting statement (plus the appropriate payment of royalties) to us, within forty-five
(45) days following the end of each calendar quarter. To the extent that we are paid by you, we shall in turn account to and pay all third parties from or through whom the rights granted to you hereunder are derived (as well as arrangers and/or adaptors engaged by us in the preparation of Editions, but excluding such personnel engaged by you).

        7.2. We shall keep true and accurate books of account concerning sales by us pursuant to hard copy fulfillment orders referred by you to us pursuant to para. 5.3, and we shall deliver an accounting statement (plus the appropriate payment of distribution fees) to you, within forty-five (45) days following the end of each calendar quarter.

        7.3. Each party shall have the right, at such party's sole cost and expense, to examine the other party's books of account concerning transactions pursuant to this Agreement. Each

Sunhawk Corporation
Distribution Agreement
May 18, 1998


statement (and the accounting period to which such statement relates) shall be open to inspection for three (3) years following the date when such statement is received by such party. Such inspection shall take place at the examined party's principal place of business during normal business hours upon at least thirty (30) days' notice, not more than once during each calendar year (although a specific inspection may involve more than one visit.)

     7.4 Legal action with respect to a specific statement and/or the accounting period to which such statement relates shall be forever barred if not commenced in a court of competent jurisdiction within the earlier of (1) thirty-six (36) months following the receipt of such statement or (2) twelve
(12) months following the examined party's receipt of the audit report for such accounting period.

     7.5 For the purposes of this paragraph 7, a statement shall be deemed to have been received when due unless the party to whom such accounting is rendered gives notice of nonreceipt within sixty (60) days following the due date thereof (in which event the time limitations prescribed above shall be deemed to run from the date of actual receipt of such statement.)

8.   ARRANGEMENTS/ADAPTATIONS:

     8.1 Any arrangement(s) and/or adaptation(s) of compositions included in Editions created by you or on your behalf shall be created under your supervision on a "work for hire" basis, at your sole cost and expense. However, from inception, the same shall belong to us, subject only to your right to use the same for the purposes of this Agreement.

     8.2 In each instance, promptly upon completion thereof, you shall assign to us all rights in the copyright therein, throughout the world, inclusive of copyright in the electronic file thereof, together with the right to register such copyright in our name as the "author" or to assign such right to such third party or parties as we may choose.

     8.3 In any instance in which you fail to deliver the appropriate assignment to us, we shall have the right to execute the same in your name and on your behalf as your attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) and to register the same with the U.S. Copyright Office and any other governmental agencies throughout the world as we may select.

9.   SPECIAL NOTICE:

     In addition to the notice requirements set forth in paragraph 3.2.3(C), above, you shall include the

Sunhawk Corporation
Distribution Agreement
May 18, 1998

following special notice in A PROMINENT TYPEFACE READILY READABLE WITH THE NAKED EYE on each copy of each electronically distributed Edition:

     "NOTICE: Purchasers of this musical file are entitled to use it for their personal enjoyment and musical fulfillment. However, any duplication, adaptation, arranging and/or transmission of this copyrighted music requires that written consent of the copyright owner(s) and of WARNER BROS. PUBLICATIONS, INC. Unauthorized uses are infringements of the copyright laws of the United States and other countries and may subject the user to civil and/or criminal penalties."

10.  WARRANTIES AND REPRESENTATIONS:

     10.1. Each party warrants and represents to the other that such party has full right, power and authority to enter into and to perform its obligations pursuant to this Agreement in accordance with its terms.

     10.2. In each instance in which (and to the extent to which) we grant you the right to electronically distribute an Edition, such grant shall constitute a warranty and representation on our part that your exercise of the rights so granted to you in compliance with the terms and conditions set forth above shall not violate applicable law and shall not infringe upon the rights of any third party, whether contractual in nature or whether based upon other rights, including but not limited to those relating to copyright, trademark, service mark, or rights of privacy and/or publicity.

     10.3. Your use on the Website of any material(s) not provided to you by us shall constitute a warranty and representation on your part that you own or control sufficient rights therein to permit such use thereof and that such use shall not violate applicable law and shall not infringe upon the rights of any third party, whether contractual in nature or whether based upon other rights, including but not limited to those relating to copyright, trademark, service mark or rights of privacy and/or publicity.

11.  INDEMNITIES; CURE OF BREACHES; WAIVER:

     11.1. Indemnity:

     11.1.1. Each party will indemnify the other, and hold the other harmless, against any loss or damage (including court costs and reasonable attorneys' fees) due to a breach of this agreement by that party which results in a judgment against the other party or which is settled with the indemnifying party's prior written consent (not to be unreasonably withheld)

Sunhawk Corporation
Distribution Agreement
May 18, 1998

          11.1.2. Each party (the "DEFENDING PARTY") will provide a defense on behalf of the other party in the event of any claim, demand, or litigation arising from or related to the breach (or alleged breach) of the Defending Party's representations and warranties hereunder or otherwise relating to such party's obligations under this Agreement.

          11.1.3. Each party shall at all times maintain in force a policy of errors-and-omissions insurance, issued by a carrier licensed to do business in New York, California, Tennessee and Florida, having policy limits of at least Two Million Dollars ($2,000,000) for a single claim and Six Million Dollars ($6,000,000) for all claims thereunder, which policy shall name the other party as an additional insured and which shall require at least thirty (30) days' advance notice of cancellation to the other party. Certificates of such coverage shall be provided by each party to the other party promptly following execution of this Agreement.

          11.1.4. Each party shall give the other party prompt notice of any third party claim, action or proceeding in respect of which indemnity is sought and the other party shall make a good faith effort to consult with the notifying party prior to responding to such claim, action or proceeding.

          11.1.5. Each party is entitled to be notified of all proceedings in any action in respect of which such party is the indemnitee, and to participate in the defense thereof by counsel selected by such party, at such party's sole cost and expense.

     11.2. Cure of Breaches.

          11.2.1. Neither party will be deemed in breach unless the other party gives notice and the notified party fails to cure within 30 days (10 business days, in the case of a payment of money or the rendition of an accounting statement) after receiving notice; provided, that if the alleged breach does not involve a payment of money and/or the rendition of an accounting statement and is of such a nature that it cannot be completely cured within 30 days, the notified party will not be deemed to be in breach if the notified party commences the curing of the alleged breach within such 30-day period and proceeds to complete the curing thereof with due diligence within a reasonable time thereafter.

          11.2.2. However, either party shall have the right to seek injunctive relief to prevent a threatened breach of this agreement by the other party.

Sunhawk Corporation
Distribution Agreement
May 18, 1998



     11.3 Waiver:

          The waiver of the applicability of any provision of this Agreement or of any default hereunder in a specific instance shall not affect the waiving party's rights thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

12.  CONFIDENTIALITY/NONDISCLOSURE:

     12.1 In the course of performing this Agreement, one party may disclose information to the other concerning its inventions, know-how, trade secrets and proprietary information ("CONFIDENTIAL INFORMATION") as may be necessary to further the purposes of this Agreement. All such Confidential Information disclosed hereunder shall remain the sole property of the party disclosing such information and the other party shall have no interest in or rights with respect thereto. Each party agrees not to (i) use Confidential Information disclosed by the other party or (ii) to disclose such Confidential Information to any of its employees or agents or any third party, except for such persons who have a bona fide need for such information to effect the purposes of this Agreement, without the disclosing party's prior written consent. Each party will take all reasonable precautions to prevent an unauthorized disclosure of such Confidential Information, including at a minimum exercising the same degree of care and taking the same precautions that such party exercises and takes with regard to protection of its own most confidential information.

     12.2 Neither party hereto shall disclose the terms and conditions of this Agreement to any third party (other than such party's attorneys and/or accountants), and shall take reasonable steps to ensure that its employees, affiliates, and agents do not disclose the terms and conditions of this Agreement to any third party, without the prior written consent of the other party, except to the extent that such disclosure is made to such party's attorneys and/or accountants or is otherwise compelled in connection with litigation proceedings.

     12.3 The obligations set forth in this Section 12 will survive the Term of this Agreement.

13.  NOTICES/STATEMENTS/CONSENTS:

     13.1 Notices shall be sent by certified (return receipt requested), registered mail, Federal Express or Airborne Express, or any other means by which delivery may be verified, to you and to us at the addresses set forth above, or to such other addresses as the parties may designate from time to time by notice in like manner.

Sunhawk Corporation
Distribution Agreement
May 18, 1998


        13.2. Statements (and payments, if applicable) shall be sent by ordinary mail to the parties' respective addresses for notice.

        13.3.   Approval/Consent:

                Where the consent or approval of a party is required, it shall not be unreasonably withheld (unless expressly provided otherwise herein) and shall be deemed given unless the party whose consent or approval has been requested delivers notice of nonconsent or disapproval to the other party within 15 days after receipt of notice requesting such consent or disapproval.

14.     LAW AND FORUM:

        14.1. This Agreement has been entered into in and is to be interpreted in accordance with the laws of, the State of Florida. All actions or proceedings seeking the interpretation and/or enforcement of this Agreement shall be brought only in the State or Federal Courts located in Miami-Dade County, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose.

        14.2.   Service of Process:

                14.2.1. Service of process in any action between the parties may be made by registered or certified mail addressed to the parties' then-current addresses for notice as prescribed in para. 13, above.

                14.2.2. Service shall become effective thirty (30) days following the date of receipt by the party served (unless delivery is refused, in which event service shall become effective thirty [30] days following the date of such refusal).

15.     MISCELLANEOUS:

        15.1. This Agreement contains the entire agreement between the parties concerning the subject matter, and replaces and supersedes any and all prior agreements, written and/or oral.

        15.2. This Agreement may not be modified or amended except by a further written agreement signed by both parties.

        15.3. The parties are independent contractors, and nothing contained herein shall constitute either party the agent of, or a partner, joint venture or co-venturer with, the other party.

Sunhawk Corporation
Distribution Agreement
May 18, 1998

Neither party shall hold itself out to any third party as authorized to enter into binding commitments on behalf of the other.

     15.4. Personal Nature of Agreement; Assignment:

           15.4.1. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns. However, this Agreement is personal to the parties, and neither party may assign this Agreement in whole or part except to a parent or subsidiary corporation of the assignor or to a purchaser of substantially all of the assignor's stock or assets which is then actively engaged on a regular basis in the same business as the assignor.

           15.4.2. No such assignment shall relieve the assignor of any liability hereunder, and no such assignment shall become effective unless the assignee shall deliver to the other party the assignee's written assumption of the performance of the assignor's obligations hereunder (and the responsibility for the assignor's warranties and representations hereunder) for all periods following the effective date of such assignment.

     15.5. The paragraph headings included in this Agreement are included for the convenience of the parties, and neither add to nor detract from the provisions of said paragraphs.

                              Very truly yours,

                              WARNER BROS. PUBLICATIONS U.S. INC.

                              By: /s/ FRED S. ANTON
                                 --------------------------------
                                  Fred S. Anton - President
                                  Chief Operating Officer &
                                  Chief Financial Officer

AGREED AND ACCEPTED:

SUNHAWK CORPORATION

By: /s/ MARLIN J. ELLER
   --------------------------
   Marlin Eller
   Chairman

Sunhawk Corporation
Distribution Agreement
May 18, 1998


The undersigned hereby accepts the obligations described in para 4.2 of the Agreement.

WARNER/CHAPPELL MUSIC, INC.

By: /s/ DONALD E. BIEDERMAN
   ---------------------------------
   Donald E. Biederman
   Executive Vice President
   Business Affairs

The undersigned hereby accept the obligations described in paragraph 6.4 of the within Agreement.


/s/ MARLIN ELLER
------------------------------------
MARLIN ELLER


/s/ BRENT MILLS
------------------------------------
BRENT MILLS

                             Amendment to Agreement
                            ("EPS" File Conversion)

This is an amendment to the agreement which was made as of May 18, 1998 ("Agreement") by and between Warner Bros. Publications U.S. Inc. ("Warner") and Sunhawk Corporation ("Sunhawk").

Warner wishes to convert the Edition entitled "Rhapsody in Blue" into the Solero(TM) format, and may from time to time request that Sunhawk convert other specific Editions into the Solero format.

Sunhawk wishes to convert "Rhapsody in Blue" into the Solero format and distribute it in accordance with the terms of the Agreement.

The parties therefore amend the Agreement to effective October 20, 1998 as follows:

1. From time to time Warner may request that Sunhawk convert a specific Edition into the Solero format.

2. If Sunhawk agrees to produce the conversion, Warner will provide Sunhawk with encapsulated postscript (EPS) files for each page of the Edition to be converted.

3. Upon receipt of the files, Sunhawk shall convert the files into the Solero format as soon as reasonably possible (or other mutually agreed-upon date).

4. Upon completion of the conversion, Sunhawk shall have the right to distribute the Edition in accordance with the terms of the Agreement.

5. Warner shall pay Sunhawk $10.00 per non-playable Solero page (or other mutually agreed-upon fee).

6.  This Section 6 shall apply to the "Rhapsody in Blue" project only.

      a. Sunhawk agrees to convert "Rhapsody in Blue" into non-playable Solero format (approximately 400 pages) at a cost of $10.00 per page. Upon completion of the conversion, Sunhawk shall

            i. create an index of the converted files in the Solero database system ("Solero Index")

            ii. deliver on a PC CD-ROM (win95, 98 an NT 4.0 compatible) the converted files, Solero Viewer(TM), and Solero Index(TM) made from Warner-supplied liner notes and other text which Warner will provide to Sunhawk in digital form.

     b. Warner shall pay the conversion fee for "Rhapsody in Blue" upon execution of this amendment by both parties. If the conversion fee is not paid within one (1) month of the execution of this amendment, Sunhawk shall have the right to deduct the fee from amounts which may be payable to Warner under the Agreement.

     c. Sunhawk shall use commercially reasonable efforts to correct any material program errors in the CD-ROM which Warner brings to Sunhawk's attention but shall not be responsible for any costs associated with replacing CD-ROM copies (for warranty claims or otherwise) distributed by Warner to end users. The Solero Viewer and Solero files are provided to end users in accordance with the end user license agreement contained in the Solero Viewer.

7. Each party shall indemnify the other party in accordance with Section 11 of the Agreement. Specifically, Sunhawk shall indemnify Warner with respect to claims arising from materials which it creates and provides for the "Rhapsody in Blue" or any other conversion project. With respect to the "Rhapsody in Blue" and any other conversion project, Warner shall indemnify Sunhawk with respect to claims arising from the manufacture and distribution of the CD-ROM as well as claims which arise from materials which Warner provides for the CD-ROM, including the underlying music, EPS files, liner notes and any other materials.

Except as provided in this amendment, and except to the extent any term in the Agreement is inconsistent with the terms of this amendment, all other terms and conditions of the Agreement shall remain unmodified and are hereby reaffirmed.

IN WITNESS WHEREOF, this amendment is executed as of the Effective Date set forth above.

Warner Bros. Publications U.S. Inc.    Sunhawk Corporation


By: /s/ [SIGNATURE ILLEGIBLE]          By: /s/ BRENT MILLS
   -------------------------------        -------------------------------
                                             Brent Mills
----------------------------------     ----------------------------------
 Print Name                             Print Name

                             AMENDMENT TO AGREEMENT
                 ("ASSOCIATE(S) PROGRAM/HARD COPY FULFILLMENT")

This is an amendment to the Agreement that was made as of May 18, 1998 (the "Effective Date") by and between Warner Bros. Publications U.S. Inc. ("Warner") and Sunhawk Corporation ("Sunhawk").

Whereas the parties wish to amend the terms of the Agreement, it is hereby amended effective as of January 1, 1999 as follows:

     1. Sunhawk shall have the right to enter into agreements to permit individuals and entities, including WB, to obtain copies of Editions by directly or indirectly linking their websites to Sunhawk's Digital Distribution System ("Associate(s)"). "Digital Distribution System" shall mean the Sunhawk web site currently located at store.sunhawk.com.

     2. Sunhawk shall have the right to pay Referral Fees to Associate(s) (including WB) who originate sales from their websites. With respect to the Editions, Sunhawk shall pay Ten Percent (10%) based on Associate(s)'s Net Sales. In the Associate(s) Agreements, "Net Sales" is defined as the amount actually received by Sunhawk from visitors to the Associate(s)'s site who make purchases of digital versions of the Editions using the special links to the Digital Distribution System, excluding amounts collected by us for sales taxes, duties, shipping, handling and similar charges, amounts due to credit card fraud and bad debt, credits for returned goods, database processing fees, credit card validation fees or other charges incurred when processing transactions.

     3.   The following is hereby added to the end of Section 5.1.1 of the
Agreement:

     "For sales made through Associate(s) referrals via the Sunhawk Digital Distribution System, you shall pay to us an amount equal to fifty-five percent (55%) of your Gross Receipts (as defined in Section 5.4.1. below) from the electronic distribution of Editions, together with any Referral Fees for sales of digital versions of the Editions originating from a WB website."

     4. Referral Fees shall be payable to Associate(s) on a quarterly basis. In the case that the Referral Fee does not exceed $100, that quarter's Referral Fee will be rolled over into the next quarter and added to the subsequent quarter's Referral Fee and continue to rollover until such time as the Referral Fee reaches $100 or greater.

     5. Sunhawk shall have the right to provide Affiliates with a listing of the Editions in digital form, including, but not limited to, Title, Artist and Sunhawk catalog number, from which the Affiliate can link to the Sunhawk Digital Distribution System.

     6. Sunhawk shall be responsible for administering the Associate(s) program. Before executing an Associate(s) agreement that includes access to Editions, Sunhawk shall provide WB with the identity of the proposed Associate(s). Said Associate(s) shall be deemed approved by WB unless Sunhawk is notified within three (3) days that the Associate(s) is not approved. WB shall have the right to cancel its approval of any Associate(s) upon thirty (30 days) written notice to Sunhawk.

     7. Section 5.3.1 is hereby amended to read: "With respect to hard copy fulfillment, orders shall be received by you and the sale/credit card transaction shall be completed by you. Such order shall then be transmitted to WB who will ship the products ordered to Sunhawk and invoice Sunhawk for the hard copies of 50% off of list price."

Except as provided in this amendment, and except to the extent any term in the Agreement is inconsistent with the terms of this amendment, all other terms and conditions of the Agreement shall remain unmodified and are hereby reaffirmed.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

Warner Bros. Publications, U.S. Inc.              Sunhawk Corporation

By: /s/ DAVID C. OLSEN                          By: /s/ MARLIN J. ELLER
    -------------------------------------           ----------------------------
    David C. Olsen, Dir., Business Affairs          Marlin J. Eller
    -------------------------------------           ----------------------------
    Print Name                                      Print Name